Exhibit 10.04

Counterpart Lease

relating to 3rd Floor Rear,

Greener House, 68

Haymarket, London SW1

Dated 20 March 2012

Her Majesty the Queen (1)

The Crown Estate Commissioners (2)

Xenetic Biosciences plc (3)

The Crown Estate

16 New Burlington Place London

W1S 2HX

TABLE OF CONTENTS

OPERATIVE PROVISIONS		1

PART ONE: DEFINITIONS AND INTERPRETATION		1

	DEFINITIONS	1

2	INTERPRETING THIS LEASE	7

PART TWO: GRANT		8

3	GRANT	8

4	RENTS	9

PART THREE: TENANT’S COVENANTS WITH THE LANDLORD		9

5	PAYMENT OF THE RENTS	9

6	OUTGOINGS	9

7	REPAIR AND DECORATION	10

8	ALTERATIONS	11

9	SIGNS ETC	12

10	USER	13

11	ALIENATION	14

12	LEGAL OBLIGATIONS	16

13	PLANNING	17

14	ENCROACHMENTS	18

15	EXERCISE OF THE LANDLORD’S RIGHTS	18

16	COSTS	18

17	INTEREST	19

18	INDEMNITY	19

19	LAND REGISTRATION	19

20	YIELDING UP	19

PART FOUR: INSURANCE		21

21	DEFINITIONS	21

22	INTERPRETATION	21

23	LANDLORD’S INSURANCE COVENANTS	22

24	RENT SUSPENSION	22

25	OPTIONS TO END THE TENANCY	23

26	TENANT’S INSURANCE COVENANTS	23

27	UNINSURED DAMAGE	24

PART FIVE: SERVICE CHARGE		25

28	SERVICES	25

29	SERVICE COSTS	26

30	PROVISION OF SERVICES	28

31	SERVICE CHARGE	28

PART SIX: ENVIRONMENTAL CERTIFICATES, ENERGY, WATER AND CARBON REDUCTION CO-OPERATION		33

32	CO-OPERATION- EPCS	33

33	MUTUAL CO-OPERATION AS TO ENVIRONMENTAL MATTERS	33

PART SEVEN: FORFEITURE		34

34	RE-ENTRY	34

PART EIGHT: GUARANTEE		34

35	GUARANTOR’S COVENANT	34

36	GUARANTEE ON ASSIGNMENT OR UNDERLETTING	36

37	NEW GUARANTOR	36

38	FURTHER LEASES	36

PART NINE: MISCELLANEOUS PROVISIONS		36

39	NO PLANNING ASSURANCE	36

40	EASEMENTS	36

41	COVENANTS	36

42	LIABILITY	37

43	COMPENSATION	37

44	DATA PROTECTION ACT 1998	37

45	NOTICES	37

46	JURISDICTION	37

47	LIMITATION OF LIABILITY	37

48	EXCLUSION OF SECURITY OF TENURE	37

49	BREAK CLAUSE	38

Schedule 1- Rights		39

Schedule 2- Reservations		41

Schedule 3- Regulations		43

DATE	20 March 2012

PARTIES

(1)	HER MAJESTY THE QUEEN;

(2)	THE CROWN ESTATE COMMISSIONERS on behalf of Her Majesty acting in exercise of the powers conferred by the Crown Estate Act 1961 (the “Commissioners”); and

(3)	XENETIC BIOSCIENCES PLC (company number 03213174) whose registered office is at London Bioscience Innovation Centre, 2 Royal College Street, London, NW1 ONH (the “Tenant”)

OPERATIVE PROVISIONS

PART ONE: DEFINITIONS AND INTERPRETATION

1	DEFINITIONS

In this Lease the following expressions have the following meanings:

1954 Act	the Landlord and Tenant Act 1954

1986 Act	the Insolvency Act 1986

1995 Act	the Landlord and Tenant (Covenants) Act 1995

Adjoining Property	the rest of the Building (excluding the Property) and any land or property nearby or adjoining the Building whether or not owned by the Landlord

Authority	a statutory, public, local or other competent authority or a court or tribunal of competent jurisdiction or any agency or body owned or sponsored by the government

Break Date	20 March 2015

Building	Greener House, 66-68 Haymarket, London SW1 registered at the date of this lease at the Land Registry under Title Number NGL879297 and shown for identification purposes only edged red on the annexed plan marked plan 1 and all additions to it, but excluding tenant’s fixtures and fittings whenever fixed

Business Hours	Sam to 6pm every day except Saturday, Sunday or a bank or public holiday and any extra hours first authorised in writing by the Landlord

COM Regulations	the Construction (Design and Management) Regulations 2007

Commissioners	this includes any other person who takes over managing The Crown Estate

Conduit	a conduit, pipe, drain, gully, sewer, channel, culvert, gutter, flue, duct, wire, cable, main, optic fibre or other medium for the passage or transmission of water, soil, gas, air, smoke, electricity, light, information or other matter and all related structures and equipment

DEC	a display energy certificate as defined in the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 and any recommendation report prepared in connection with that certificate

Deliberate Damage	damage caused deliberately with the intention of causing damage by the Tenant or anyone deriving title through the Tenant or anyone at the Building with the express or implied authority of either of them

End of the Tenancy	the end of the Tenancy by expiry, re-entry, notice, surrender or otherwise

Environmental Certificate	an EPC, DEC or any other assessment, certificate or report from time to time required by law or produced as generally accepted market practice or standards of building management that provides a measurement of or opinion on the use or consumption of energy or resources or the production or management of waste or harmful substances or any effect on the environment at or related to the Property or the Building or their use and occupation

EPC	an energy performance certificate as defined in the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 and any recommendation report prepared in connection with that certificate

Facilities

facilities and systems provided at any time for the amenity of the Building and tenants, occupiers or visitors, including those of the following that are provided: lift(s) and lift shaft(s); security and surveillance systems; fire-prevention and fire-alarm equipment; sprinklers and fire-fighting equipment; heating, cooling, ventilating and air-conditioning plant and equipment; onsite or near-site heat or electricity generation facilities; onsite or near-site ground source heat pumps and other equipment designed to provide electricity, heating, cooling or ventilation; rainwater harvesting equipment; waste compactors and other waste management systems; public address and other communication facilities

Fire Safety Order	the Regulatory Reform (Fire Safety) Order 2005

Group Company	a company that is:

(a) a subsidiary of the Tenant; or

(b) the Tenant’s holding company; or

(c) a subsidiary of the Tenant’s holding company

the terms “subsidiary” and “holding company” having the meanings set out in section 1159 Companies Act 2006

Guarantor	this includes any person deemed to covenant in this Lease as Guarantor in the terms of Part Eight

Insolvent	(a) if a party is a company or a limited liability partnership or other corporation, it is insolvent if any of the following apply:

Land Registry
Official copy of title plan

Title number NGI879297
Ordnance Survey map reference TQ2980NE
Scale 1:1250
Administrative area CITY OF WESTMINSTER

©Crown Copyright. Produced by Land Registry. Reproduction in whole or in part is prohibited without the prior written permission of Ordnance Survey. Licence Number 00026316.

HAYMARKET
Cinema
Bank
CARLTON STREET
REGENT STREET
CHARLES II STREET
Her Majesty's Theatre
New Zealand House
SUFFOLK STREET
SUFFOLK PLACE
PALL MALL

This official copy is incomplete without the preceding notes page.

	(i)	it is deemed unable to pay its debts as defined in section 123 1986 Act;

	(ii)	a proposal is made for a voluntary arrangement under part I 1986 Act;

	(iii)	it enters into any arrangement, scheme, compromise, moratorium or composition with any of its creditors under the 1986 Act or otherwise;

	(iv)	it is the subject of an administration order (whether an interim order or otherwise) made under part II 1986 Act; or is subject to a resolution passed by the directors or shareholders, members, managers or other officers (or a determination of a limited liability partnership) for the presentation of an application for such an order; or has an application for such an order presented against it; or if a notice of intention to appoint an administrator or a notice of appointment of an administrator is filed with the court; or if a resolution is passed by the directors, shareholders, members, managers or other officers (or a determination of a limited liability partnership) for the filing of either such notice;

	(v)	a receiver (including an administrative receiver) or manager is appointed whether under part II 1986 Act or otherwise;

	(vi)	a provisional liquidator is appointed under section 135 1986 Act;

	(vii)	it goes into liquidation as defined in section 247(2) 1986 Act (except a voluntary winding-up solely for the purpose of amalgamation or reconstruction while solvent); or

	(viii)	it makes or resolves to make an application to the court under section 1159 Companies Act 2006;

(b)	if a party is an individual, it is insolvent if any of the following apply:

	(i)	an application is made for an interim order or a proposal is made for a voluntary arrangement under part VIII 1986 Act;

(ii) a bankruptcy petition is presented to the court or his circumstances would enable a bankruptcy petition to be presented under part IX 1986 Act;

(iii) he enters into a deed of arrangement; or

(iv) a receiver or manager is appointed over any of his assets

Insurance Rent	all sums payable by the Tenant under clause 26

Interest	interest (both before and after any judgment) calculated on a daily basis from and including the date that interest becomes chargeable on any payment under this Lease to and including the day before the date that such payment is made

Interest Rate	3% a year above Barclays Bank Pic’s base lending rate from time to time (or of another bank nominated by the Landlord at any time) or, if those base rates are not available at any time, another comparable rate of interest specified by the Landlord having regard to interest rates at that time

Landlord	for so long as the Reversion forms part of The Crown Estate, the Commissioners, and afterwards the person for the time being entitled to the Reversion

this Lease	this Lease and any document that is supplemental or collateral to it whether or not it is expressly stated to be so

Legal Obligation	an obligation imposed by or under any present or future law including present or future statute, statutory instrument, statutory guidance or byelaw or common law or any present or future judgment, injunction, regulation, order, direction, requirement, notice or code of practice of any Authority as far as it relates to the Property or to its occupation or use no matter on whom the obligation is imposed

Non-Structural Alteration	(a) an alteration to the inside of the Property which does not affect any loadbearing or structural part of the Building; or

(b) the installation of or an alteration to a Conduit or Facility that forms part of the Property;

which does not:

(c) adversely affect the Building’s appearance; or

(d) impair the efficiency of or otherwise adversely affect the operation or means of access to any of the Conduits or Facilities; or

(e) adversely affect the efficiency of the use of energy or water or the sustainability characteristics at or of the Building or the Property,

and conforms to any guidelines or directive in force and issued by the Landlord that are provided to the Tenant from time to time concerning work to the Landlord’s property in the area in which the Building is situated

Part	a part of this Lease

Permitted Underlease	an underlease which:

(a) is granted without a fine or premium;

(b) reserves a rent:

(i) at least equal to the open market rent at the time of its grant; and

(ii) payable not more than one quarter in advance;

(c) is (as far as is consistent with an underlease) in a form consistent with this Lease except that further underletting will be prohibited and the Landlord’s consent (as well as the Tenant’s) will be required for a proposed assignment of the whole of the interest created by that underlease (assignment of part being prohibited); and

(d) is excluded from the operation of sections 24-28 Landlord and Tenant Act 1954, and the requirements in section 38(A)(3) 1954 Act are met before the earlier of the underlease being granted and the undertenant becoming contractually bound to enter into the underlease

Permitted Use	the use of the Property as offices within Class 81 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 (as enacted at the date of this Lease)

Planning Acts	the acts for the time being in force relating to town and country planning

Policy Principles	the Landlord’s policy (having regard to the principles of good estate management) in relation to the management, tenant-mix improvement, development and stewardship of the area in which the Property is situated as part of the Landlord’s overall property holdings in the Regent Street area as published at any time by the Landlord and made available to the Tenant (in written or electronic format)

Principal Rent	XXXXXXX a year starting on the Rent Start Date

Prohibited Uses	a betting shop or office, casino or for any other form of gambling, amusement arcade, night club, sex shop, shop selling or hiring videos or DVDs, mobile phone shop, electrical goods shop, car showroom, post office, hairdressing salon, airline shop, ticket agency, travel agency, bureau de change, shop selling made-to-measure suits (unless ancillary to another use), shop selling unfinished cloth, shop selling tourist and/or novelty goods or a shop selling wines, beers or spirits

Property	the part of the Third Floor Rear of the Building shown edged in red on the annexed plan marked plan 2 including:

	(a)	the inner half measured to the mid-point of the non-structural and non-loadbearing walls and ceilings that divide the Property from the other Units;

	(b)	the whole of all other non-structural or non-loadbearing walls and columns;

	(c)	the internal plaster surfaces and finishes of loadbearing walls and columns;

	(d)	the ceiling finishes and the whole of any false ceilings and the voids between the ceilings and false ceilings;

	(e)	all window frames and fitments and all glass in the windows and all doors, door furniture and door frames;

	(f)	the Conduits within and exclusively serving the Property except those belonging to utility companies;

	(g)	the floor finishes and all carpets;

	(h)	any existing or future Landlord’s fixtures, fittings, plant, machinery, apparatus and equipment within and exclusively serving the Property; and

	(i)	any additions, alterations or improvements,

but excluding:

	(j)	any Conduit not exclusively serving the Property; and

	(k)	any structural parts, loadbearing walls, roofs, foundations, external walls or joists

Regulations	the regulations:

	(a)	set out in Schedule 3;

	(b)	set out in any occupier’s handbook given to the Tenant from time to time; and

	(c)	published from time to time by the Landlord in addition to or in substitution for those regulations in the interests of :

Haymarket Estate
Third Floor, Greener House, 66-68 Haymarket, London SW1

THE CROWN ESTATE

N
D D
D D

Third Floor Rear

Scale, 1:100 at A4

16 New Burlington Place
London W1S 2HX
Tel: 020 7851 5000

Plan 2

(i) good estate management; or

(ii) environmentally responsible estate management.

Rent Start Date	the date six months after the Term Start Date and being 20 September 2012

Rents	the rents reserved in clause 4

Rent Payment Dates	25 March, 24 June, 29 September and 25 December

Retained Property	all parts of the Building (except the Units) including any structural parts, loadbearing walls, roofs, foundations, external walls or joists which are not included in the Property and would not be included in the Units if they were let on the same terms as the Property

Reversion	the immediate reversionary interest in the Property

Service Charge	all sums payable by the Tenant under clause 31

Shared Areas	forecourts, entrances, halls, circulation areas, passages, staircases, escalators, lifts, lift shafts, toilets, storage areas, service roads, service yards, loading bays, ramps, refuse areas, recycling facilities, cycle storage, car parks, shower and changing facilities and other areas or ways provided at any time for tenants, occupiers or visitors to share

Tenancy	the tenancy created by this Lease

Tenant	this includes the Tenant’s successors in title and, in the case of an individual, his personal representatives

Term	the term of five (5) years beginning on the Term Start Date and ending on 19 March 2017

Term Start Date	the date of this Lease

Uninsured Damage	damage which is not covered (whether fully or at all) by the Insurance taken out by the Landlord (other than as a result of Deliberate Damage)

Unit	an individual shop, office suite or other unit of accommodation in the Building let or exclusively occupied or designed or intended to be let or exclusively occupied except in connection with the provision of Services

VAT	value added tax or a similar tax that replaces it or is charged in addition to it

2	INTERPRETING THIS LEASE

2.1	The headings in this Lease are for reference only. They are not to be used to interpret the text beneath.

2.2	The Schedules to this Lease are part of this Lease. References to the parties, Schedules and clauses mean those in this Lease.

2.3	References to persons include bodies corporate, unincorporated associations and partnerships, in each case whether or not they have a separate legal identity.

2.4	Unless the context specifically requires otherwise:

(a)	words relating to one gender are treated as meaning any gender;

(b)	words relating to individuals are treated as also meaning corporations and vice versa;

(c)	words in the singular are treated as also meaning the plural and vice versa; and

(d)	words relating to the whole are treated as including any part of the whole.

2.5	All agreements and obligations by a party in this Lease (whether or not expressed as covenants) are to be read as covenants by that party. Subject to the 1995 Act, the Tenant will comply with its agreements and obligations throughout the Tenancy.

2.6	If a condition or covenant in this Lease requires a party not to do something, it is a breach of the condition or covenant to allow somebody else to do it.

2.7	References to statutory provisions, acts or EC Directives include (except where expressly stated to the contrary) references to:

(a)	any changes to them, including any extension, consolidation, replacement or re-enactment (before or after the date of this Lease); and

(b)	any regulation, instrument or order or other subordinate legislation made under them.

2.8	If a party consists of more than one person, the covenants and obligations which that party undertakes can be enforced against them all jointly or against each individually.

2.9	For so long as the Reversion forms part of The Crown Estate, a covenant by (or implied by) the Landlord is made (or implied) by the Commissioners acting in exercise of the powers conferred by the Crown Estate Act 1961. No covenants, agreements or obligations are given by Her Majesty or anyone who reigns after Her. No liability is imposed on Her Majesty or anyone who reigns after Her or on the Commissioners in any personal or private capacity. With effect from the date that the Reversion ceases to form part of The Crown Estate, those covenants are deemed to be made by the person subsequently entitled to the Reversion. All liability of the Commissioners for those covenants will stop from that date.

2.10	If any provision of this Lease is held to be invalid or unenforceable by any court or other competent authority, all its other provisions will remain in full force.

2.11	This Lease does not confer on any person or party (except the parties to it) rights under the Contracts (Rights of Third Parties) Act 1999.

2.12	References to rights of access or entry to the Property by the Landlord are extended to anybody authorised by the Landlord.

2.13	The word “assignment” includes a legally binding contract for assignment.

2.14	The words “include” and “including” are deemed to be followed by the words “but not limited to”.

2.15	Any consent or approval to be given by the Landlord is not effective unless it is given as a formal licence executed as a deed.

PART TWO: GRANT

3	GRANT

3.1	The Landlord lets the Property to the Tenant with no title guarantee to the Term.

3.2	The Landlord grants to the Tenant the rights set out in Schedule 1.

3.3	The rights set out in Schedule 2 are excepted from this lease and reserved in favour of the Landlord and anybody authorised by the Landlord.

3.4	The Property is let subject to:

(a)	all unregistered interests that override registered dispositions under Schedule 3 Land Registration Act 2002; and

(b)	rights, easements, quasi-easements, restrictions, covenants and liabilities that affect the Property.

3.5	Subject to the Tenant paying the Rents and complying with its obligations in this Lease and without limiting the operation by the Government of the United Kingdom of its powers, the Tenant will have quiet enjoyment of the Property without interruption by the Landlord or any person claiming under rights granted by the Landlord.

4	RENTS

The rents payable under this Lease are:

(a)	the Principal Rent;

(b)	the Insurance Rent;

(c)	the Service Charge;

(d)	any VAT on any sums due under this Lease; and

(e)	any other sums payable under this Lease.

PART THREE: TENANT’S COVENANTS WITH THE LANDLORD

5	PAYMENT OF THE RENTS

5.1	The Tenant will pay the Principal Rent (plus VAT if it applies) without deduction or set-off (whether legal or equitable) by equal quarterly payments in advance on the Rent Payment Dates. Payment is to be made by standing order (from a bank in the United Kingdom) or by any other method reasonably required by the Landlord. The first payment of the Principal Rent (for the period beginning on the Rent Start Date and ending on the day before the next Rent Payment Date) is due on the Rent Start Date.

5.2	The Tenant will pay the Insurance Rent in accordance with clause 26.

5.3	The Tenant will pay the Service Charge in accordance with clause 31.

5.4	The Tenant will pay the Rents (except the Principal Rent, the Insurance Rent and the Service Charge) on demand.

6	OUTGOINGS

6.1	The Tenant will pay and indemnify the Landlord against all rates, taxes, assessments, impositions, duties, charges and outgoings payable at any time during the Tenancy by the owner or occupier of (or otherwise due in respect of) the Property. The Tenant will not be responsible for any taxes (except VAT) payable by the Landlord on the Principal Rent and any taxes on any dealing by the Landlord with its interest in the Reversion.

6.2	The Tenant will pay and indemnify the Landlord against any rating relief for empty premises that the Landlord is unable to claim after the Tenancy has ended as a result of any such claim made by the Tenant during the Tenancy.

6.3	The Tenant will pay and indemnify the Landlord against all VAT charged on:

(a)	the Rents; or

(b)	any other taxable supply received by the Tenant under this Lease.

6.4	The Tenant will pay and indemnify the Landlord against all charges for gas, electricity, phone, water, heating, cooling, ventilation and other services at the Property including charges for connecting the services, fitting and (where appropriate) updating meters and sub-meters and standing charges.

7	REPAIR AND DECORATION

7.1	The Tenant will keep the Property (and any tenant’s or trade fixtures and fittings) in good and substantial repair and condition.

7.2	The Tenant will not be liable to repair the Property where damaged by an Insured Risk or by Uninsured Damage and the Landlord has served a Rebuilding Notice or Landlord’s Termination Notice unless:

(a)	payment of the insurance money is refused (in whole or part) due to something the Tenant (or any other person in the Property expressly or impliedly with the Tenant’s authority) has done or failed to do; and

(b)	the Tenant has failed to pay the amount so refused to the Landlord in accordance with clause 26.5.

7.3	The Tenant will keep the Property at all times clean and tidy, free from pollution or contamination and in a condition that poses no threat to human health or the environment.

7.4	The Tenant will clean the inside of all windows at the Property as often as reasonably required.

7.5	The Tenant will fit a new carpet in the Property as agreed between the Landlord and the Tenant.

7.6	The Tenant will decorate the inside of the Property to a high standard and to the Landlord’s reasonable specification in the last six months of the Tenancy.

7.7	The Tenant will do the work mentioned in clauses 7.6 and 7.6:

(a)	in a good and workmanlike way;

(b)	using good-quality materials that are fit for the purpose for which they will be used;

(c)	using only contractors with a good reputation;

(d)	in accordance with current codes of building practice;

(e)	to the Landlord’s reasonable satisfaction; and

(f)	with such colours and materials as the Landlord reasonably requires.

7.8	Within three months (or as soon as is reasonably possible in an emergency) of receiving notice from the Landlord of any breach of this clause, the Tenant will do the work needed to put it right. If the Tenant fails to comply with the notice in that time, it will allow the Landlord to do the necessary work. The Tenant will pay the Landlord on demand as a debt all costs so incurred by the Landlord.

7.9	The Tenant will notify the Landlord of any defect in the Property or the Shared Areas for which the Landlord may have a liability or duty of care under this Lease or the Defective Premises Act 1972 or otherwise, immediately it becomes aware of the defect.

7.10	The Tenant will display in the Property all notices that the Landlord reasonably requires to be displayed in relation to the Defective Premises Act 1972.

8	ALTERATIONS

8.1	The Tenant will not:

(a)	alter or interfere with any part of the Building which is not part of the Property unless expressly authorised by Schedule 1;

(b)	make any addition or alteration to the Property except a Non-Structural Alteration.

8.2	The Tenant may install, alter or remove demountable non-structural partitions which:

(a)	do not impair the efficiency of or otherwise adversely affect the operation or means of access to any of the Conduits or Facilities;

(b)	do not adversely affect the efficiency of the use of energy or water or the sustainability characteristics at or of the Building or the Property;

(c)	do not affect the external appearance of the Building; and

(d)	conform to any guidelines or directive in force issued by the Landlord from time to time that are provided to the Tenant covering works to the Landlord’s property in the same area as the Building,

without consent from the Landlord. Before starting the work, the Tenant must give the Landlord three sets of drawings and specifications and one disk in DXF format (or such other generally accepted format as the Landlord may reasonably require) showing the work the Tenant wants to do.

8.3	The Tenant will not make a Non-Structural Alteration unless the Tenant has first:

(a)	given the Landlord:

(i)	three sets of drawings and specifications and one disk in DXF format (or such other generally accepted format as the Landlord may reasonably require) showing the proposed Non-Structural Alteration; and

(ii)	drawings of and specifications and any other information relating to any plant, machinery and materials comprised in the Non-Structural Alteration in sufficient detail for an accurate assessment to be made of its effect on the efficiency of the use of energy or water or the sustainability characteristics at or of the Building or the Property;

(b)	obtained the Landlord’s consent (such consent not to be unreasonably withheld); and

(c)	entered into a licence to make the Non-Structural Alteration in such form as the Landlord reasonably requires.

8.4	All Non-Structural Alterations must be made:

(a)	in accordance with the Regulations and this Lease;

(b)	in a good and workmanlike way;

(c)	using good-quality materials that:

(i)	are fit for the purpose for which they will be used;

(ii)	where practicable are sustainably sourced and procured; and

(iii)	where practicable meet relevant sustainability standards (where such standards exist);

(d)	using only contractors with a good reputation;

(e)	in accordance with current codes of building practice;

(f)	to the Landlord’s reasonable satisfaction;

(g)	in accordance with any requirements of the insurers of the Property of which the Tenant is aware or ought reasonably to have been aware; and

(h)	in a way that does not cause annoyance, inconvenience, nuisance or disturbance to the Landlord or to any of the owners or occupiers of the Building and any adjoining or neighbouring property or to members of the public or infringe any of their rights.

8.5	On completion of a Non-Structural Alteration, the Tenant will:

(a)	give the Landlord a written independent current insurance valuation (VAT exclusive) of and any other details reasonably requested by either the Landlord or the insurers of the Property relating to the Non-Structural Alteration (excluding any tenant’s fixtures and fittings) for reinstatement purposes;

(b)	remove all debris and equipment from the Property and the Building;

(c)	make good to the Landlord’s reasonable satisfaction any damage caused to the Property and/or the Building and any adjoining or neighbouring property by doing the Non-Structural Alteration;

(d)	give the Landlord three sets and one disk in DXF format (or such other generally accepted format as the Landlord may reasonably require) of:

(i)	“as built” plans and specifications of the Non-Structural Alteration; and

(ii)	drawings of and specifications and other information relating to any plant, machinery and materials comprised in the Non-Structural Alteration in sufficient detail for an accurate assessment to be made of its effect on the efficiency of the use of energy or water or the sustainability characteristics at or of the Building or the Property;

(e)	give the Landlord three copies of any Environmental Certificate required, provided or produced in relation to the Non-Structural Alteration together with the drawings, specifications and data on which it is based.

8.6	The Landlord will not be obliged to supervise the Non-Structural Alteration. No warranty or representation is given or implied as to the adequacy, suitability, effectiveness or otherwise of the Property for the Non-Structural Alteration. All parts of the Non-Structural Alteration are at the Tenant’s sole risk until they are finished to the Landlord’s reasonable satisfaction and in accordance with this Lease and any licence entered into at the Landlord’s request.

8.7	If the Tenant does any work in breach of this clause 8, it will do all work needed to put it right as soon as is reasonably practicable after receiving notice of the breach from the Landlord. If the Tenant fails to do so, it will allow the Landlord to do the necessary work. The Tenant will pay to the Landlord on demand as a debt all costs so incurred by the Landlord.

9	SIGNS ETC

9.1	The Tenant will not fix or put up anything outside the Property nor on the inside or outside of any doors or windows unless permitted by this clause.

9.2	The Tenant will not display:

(a)	any flashing or moving sign that can be seen from outside the Property;

(b)	any sign, notice, placard, poster or advertisement that can be seen from outside the Property except for signs on the Ground Floor tenant board and Third Floor in house style showing the Tenant’s name, and any other sign approved by the Landlord showing the Tenant’s name and business.

9.3	If the Property is materially damaged or destroyed or needs major repairs, alterations or refurbishment, the Tenant will put up, decorate and maintain hoarding around the Property as soon as reasonably practicable. The hoarding must be put up and decorated in accordance with the Landlord’s reasonable specifications. These may include a requirement to display the Landlord’s corporate logo where reasonably required.

10	USER

10.1	The Tenant will use the Property for the Permitted Use only.

10.2	The Tenant will not use the Property in a way that is or may cause a nuisance, disturbance or damage to the Landlord or any other person. If a nuisance occurs, the Tenant will immediately take all necessary action to stop it.

10.3	The Tenant will not use the Property in a way that causes pollution or harm to human health or the environment.

10.4	The Tenant will not use the Property:

(a)	for residential purposes nor allow any person to sleep on the Property;

(b)	to hold an auction;

(c)	for anything that is dangerous, noisy or offensive;

(d)	for anything illegal or immoral; or

(e)	for any of the Prohibited Uses.

10.5	As long as the Reversion forms part of The Crown Estate, the Tenant will comply with the Policy Principles.

10.6	The Tenant will not overload the structure of the Building.

10.7	The Tenant will not use Conduits or Facilities beyond their capacity or in a way that may block or damage them. It will not stop up or obstruct any drain or sewer or allow any oil, grease, waste or anything else which is poisonous, polluting, harmful or dangerous (to humans, property or the environment) to enter any Conduit. If this happens, the Tenant will notify the Landlord immediately upon becoming aware and make good any damage in accordance with the requirements of the Landlord or the Authority.

10.8	The Tenant will not store any dangerous or inflammable materials at the Property. However, if and for so long only as the fire officer and the insurers of the Property do not object, the Tenant may store dangerous or inflammable materials at the Property which are:

(a)	kept by the Tenant only in reasonable amounts in connection with the Permitted Use; and

(b)	safely stored in accordance with any lawful requirements and recommendations of the fire officer, the insurers of the Property and the manufacturer of the materials and in compliance with all Legal Obligations.

10.9	The Tenant will comply with the Regulations.

10.10	If the Property will be continuously unoccupied for more than one month, the Tenant will:

(a)	notify the Landlord; and

(b)	provide any caretaking and security arrangements reasonably required by the Landlord to protect the Property from vandalism, theft or unlawful occupation.

11	ALIENATION

11.1	Unless permitted to do so by the rest of this clause, the Tenant will not:

(a)	hold the Property expressly or impliedly on trust for another person;

(b)	part with or share possession or occupation of the Property;

(c)	allow anyone except the Tenant, any lawful undertenant or their respective officers and employees to occupy the Property; nor

(d)	underlet the whole or a part of the Property.

Assignment

11.2	The Tenant will not assign part only of the Property.

11.3	The Tenant will not assign the whole of the Property:

(a)	unless the conditions specified (for the purposes of section 19(1A) Landlord and Tenant Act 1927) in clause 11.4 and 11.5 are met; and

(b)	unless the circumstance specified (for the purposes of section 19(1A) Landlord and Tenant Act 1927) in clause 11.6 does not apply; and

(c)	unless the Tenant obtains the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

11.4	Where at the date of the assignment, either:

(a)	the assignee is:

(i)	in the case of an individual, domiciled overseas; or

(ii)	in the case of a company or a limited liability partnership or other corporation, not incorporated in the United Kingdom; or

(b)	in the Landlord’s reasonable opinion, the assignee, when assessed together with any proposed guarantor, is of a lower financial standing than the Tenant and its guarantor (if any)

then the Landlord is not required to consent to any assignment unless on or before the date of the assignment the Tenant enters into an authorised guarantee agreement within the meaning of section 16 1995 Act in such form as the Landlord reasonably requires.

11.5	The Landlord may give its consent to an assignment subject to a condition that on or before the date of the assignment the Tenant has procured (if the Landlord reasonably so requires) either:

(a)	a covenant by deed with the Landlord from a guarantor or guarantors acceptable to the Landlord (such acceptance not to be unreasonably withheld or delayed) in the terms of Part Eight (with any variations the Landlord reasonably requires); or

(b)	a rent deposit of such amount as the Landlord reasonably requires to be held on such terms and for such period as the Landlord reasonably requires.

11.6	If the assignee is a Group Company, the Landlord is not required to consent to any assignment if, in the Landlord’s reasonable opinion, the assignee, when assessed together with any proposed guarantor, is of a lower financial standing than the Tenant and its guarantor (if any).

11.7	Even if the Tenant meets all the conditions in clause 11.3, the Landlord may withhold consent in any other circumstances if it is reasonable to do so or impose other reasonable conditions upon the grant of consent.

Charges

11.8	The Tenant will not charge a part only of the Property.

11.9	The Tenant will not charge the whole of the Property except for the purpose of the Tenant’s business on the Property.

Underlettings

11.10	The Tenant will not underlet part of the Property.

11.11	The Tenant will not underlet the whole of the Property:

(a)	unless the proposed undertenant has covenanted by deed with the Landlord in such form as the Landlord reasonably requires that the undertenant will, during the period it is bound by the tenant covenants of the underlease and any additional period during which the undertenant is liable under an authorised guarantee agreement, observe and perform all the covenants and provisions of the underlease that apply to the undertenant;

(b)	without procuring (if the Landlord reasonably so requires) a covenant by deed with the Landlord from a guarantor or guarantors acceptable to the Landlord (such acceptance not to be unreasonably withheld or delayed) in the terms of Part Eight (with any variations the Landlord reasonably requires);

(c)	except by way of a Permitted Underlease; nor

(d)	without the Landlord’s consent (such consent not to be unreasonably withheld or delayed)

11.12	The Tenant will enforce and will not waive or vary any underlease without the consent of the Landlord (such consent not to be unreasonably withheld or delayed).

Group Companies

11.13	The Tenant may share occupation of the Property with a Group Company on condition that:

(a)	no tenancy is created;

(b)	within 21 days of the start of sharing occupation, the Landlord receives:

(i)	notice of the Group Company’s name, its registered office and its relationship to the Tenant; and

(ii)	its irrevocable written acknowledgement that as long as it occupies the Property the Landlord has the same right to distrain against its assets on the Property as against the Tenant’s assets; and

(c)	the Tenant ensures that such sharing stops six months before the End of the Tenancy or (if sooner) on the date on which the company stops being a Group Company.

Information

11.14	The Tenant will give to the Landlord on request throughout the Tenancy:

(a)	within one month, all information referred to in section 40(2) Landlord and Tenant Act 1954 required by the Landlord;

(b)	without delay, such information as the Landlord may require as to the VAT status of:

(i)	the Tenant and anybody else occupying or trading from any part of the Property; and

(ii)	the supplies for which the Property is being used.

Registration

11.15	The Tenant will give the Landlord:

(a)	a certified copy of the document that brings about or evidences a dealing or devolution;

(b)	a copy of any Environmental Certificate obtained, used or relied on in connection with the dealing or devolution (unless it was provided by the Landlord); and

(c)	copies of the drawings, specifications and data on which the Environmental Certificate is based (unless they were provided by the Landlord) within 28 days of completion of the dealing or devolution.

12	LEGAL OBLIGATIONS

12.1	The Tenant will observe and comply with all Legal Obligations at its own expense. It will not do or fail to do anything in relation to the Property or its occupation or use which would make the Landlord incur any liability under a Legal Obligation whether for penalties, damages, compensation, costs or otherwise.

12.2	If the Tenant receives from an Authority or third party notice of a Legal Obligation or a potential Legal Obligation, it will give a copy to the Landlord as soon as it reasonably can together with any further details reasonably required by the Landlord. If the Legal Obligation is in the Landlord’s reasonable opinion against the Landlord’s interests, the Tenant will make such objection, representation or appeal against it as the Landlord requires at the Landlord’s cost. This will not limit the Tenant’s responsibility to comply with clause 12.1.

12.3	If a Legal Obligation requires work to be done, the Tenant will do it as soon as reasonably practicable. In any event, the Tenant will notify the Landlord of any steps it has taken in connection with a Legal Obligation and give the Landlord copies of all relevant documents.

12.4	Without limiting the obligations in this clause, the Tenant will in particular observe and comply with all Legal Obligations relating to health and safety, fire-escapes and protecting and preserving life, the environment and property. It will do such work to modify and improve the Property as may from time to time be required by those Legal Obligations. However, the Landlord will have the right (but no obligation) to do such work if the Legal Obligations affect both the Property and other premises or the Tenant fails to do any work required by this clause. If this occurs, the Tenant will repay the Landlord within 7 days of written demand all costs and expenses reasonably incurred by the Landlord that are attributable to the Property.

12.5	The Tenant will do any work required by this clause:

(a)	in accordance with all Legal Obligations;

(b)	in compliance with this Lease;

(c)	with good-quality materials and in a good and workmanlike way; and

(d)	to the Landlord’s reasonable satisfaction.

12.6	The Tenant will give the Landlord on request:

(a)	a copy of any fire-risk assessment carried out by or on behalf of the Tenant;

(b)	details of all measures taken by or on behalf of the Tenant to meet its obligations under the Fire Safety Order (including the names of all competent persons appointed by the Tenant under Article 18 of the Fire Safety Order); and

(c)	any other information requested by the Landlord to help it meet its own obligations under the Fire Safety Order in relation to the Building.

12.7	Without limiting the obligations in this clause, the Tenant will:

(a)	comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file; and

(b)	give the Landlord on request any information requested by the Landlord to help it meet its own obligations under the CDM Regulations; and

(c)	give the Landlord as soon as possible following inspection of it any information relating to the performance, specification and state and condition of the Tenant’s plant, equipment and fixtures and fittings at the Property (including copies of reports and assessments relating to it).

13	PLANNING

13.1	This clause supplements the general obligations under clause 12.

13.2	The Tenant will comply with the Planning Acts in relation to the Property and any planning permission that affects the Property.

13.3	The Tenant will not apply for planning permission or anything else under the Planning Acts or enter into any planning obligation (within the meaning of the Planning Acts) in relation to the Property or the Building unless work or other development permitted by this Lease or to which the Landlord has consented requires planning permission. In that case, the Tenant will make that application or enter into that obligation in a form approved by the Landlord.

13.4	The Tenant will promptly give the Landlord copies of all applications, notices, decisions and other formal communications under the Planning Acts relating to the Property. If the communications relate only to the Property or to an application by the Tenant, the Tenant will take such action to protect the Landlord’s interests as the Landlord requires at its own expense.

13.5	The Tenant will not implement any planning permission until:

(a)	the Landlord has given consent; and

(b)	the Tenant has given such security for compliance with any conditions attached to the planning permission as the Landlord reasonably requests.

13.6	Unless the Landlord directs otherwise in writing, the Tenant will carry out before the End of the Tenancy all work required as a condition of any planning permission granted during the Tenancy and implemented by the Tenant. This condition applies whether or not the date by which the planning permission requires such work to be done is within the Tenancy.

13.7	If on the Tenant’s application a planning permission is refused or granted subject to conditions and the Landlord produces Counsel’s opinion that this significantly prejudices the Landlord’s interests and that a planning appeal is justified, then the Tenant will at its own expense make such an appeal.

14	ENCROACHMENTS

14.1	The Tenant will not:

(a)	obstruct (or permit anybody else to obstruct) any window, light or ventilator belonging to the Property; or

(b)	do anything else that may lead to any rights benefiting the Property or the Building being lost.

14.2	The Tenant will not permit and will take all reasonable measures (whether required by the Landlord or not) to prevent any new window, light, opening, doorway, pathway, Conduit or other encroachment or easement being made or acquired in, on or against the Property. If anybody else tries to make or acquire any encroachment or easement, the Tenant will notify the Landlord immediately on becoming aware of it.

15	EXERCISE OF THE LANDLORD’S RIGHTS

The Tenant will permit the Landlord (and anybody authorised by the Landlord) to · exercise any of the rights specified in Schedule 2 at all times during the Tenancy without interruption or interference. The Tenant will not make any claim against the Landlord (or authorised persons) for exercising or potentially exercising such rights.

16	COSTS

The Tenant will pay the Landlord on demand and on a full indemnity basis all costs, charges and expenses properly incurred by the Landlord relating to:

(a)	an application for the Landlord’s consent (whether or not the consent is given or the application is withdrawn unless a court rules either that the consent is unlawfully refused or that it is granted subject to unlawful conditions);

(b)	preparing (or in contemplation of the preparation of) a schedule of dilapidations to be served during the Tenancy or within six months after the End of the Tenancy;

(c)	preparing (or in contemplation of the preparation of) a notice under a provision of this Lease or under section 146 or 147 Law of Property Act 1925 and proceedings under those sections even if forfeiture is avoided except by relief granted by the court;

(d)	recovering (or the attempted recovery of) arrears of Rents or other sums payable under this Lease;

(e)	enforcing any Tenant’s covenant under this Lease;

(f)	the service of any notice under section 17 1995 Act; or

(g)	stopping a nuisance that the Tenant fails to stop.

17	INTEREST

The Tenant will pay the Landlord Interest at the Interest Rate:

(a)	on any Principal Rent and VAT (if applicable) that is not paid to the Landlord on the date it is due (whether payment is formally demanded or not) and on any other sum that is not paid to the Landlord by the later of:

(i)	the date it is due; and

(ii)	the date 14 days after a written demand for payment is made;

(b)	on any Principal Rent, VAT or other sum that the Landlord properly refuses to accept because of an existing breach of covenant.

18	INDEMNITY

The Tenant is responsible for and will indemnify and keep the Landlord indemnified against all actions, proceedings, claims and demands brought or made and all losses, damages, costs, expenses and liabilities incurred, suffered or arising, directly or indirectly, from or otherwise connected with:

(a)	the occupation and use of the Property;

(b)	the state of repair and condition of the Property (except to the extent caused by any default of the Landlord);

(c)	any act, neglect or default of the Tenant or anyone deriving title through the Tenant or anyone acting with the express or implied authority of either of them;

(d)	any breach of any covenant or other provision of this Lease to be observed and performed by the Tenant.

19	LAND REGISTRATION

19.1	If it is necessary to register the grant (or any transfer) of this Lease or any right relating to it under the Land Registration Act 2002, the Tenant will (subject to clause 19.2) comply with the relevant registration requirements. In doing so, the Tenant will ensure that any requisitions raised by the Land Registry are dealt with promptly and properly. The Tenant will provide the Landlord’s solicitors with an official copy of the relevant register showing compliance with these requirements as soon as practicable.

19.2	The Tenant will not apply to note this Lease against the Landlord’s title except by way of a unilateral notice (as referred to in section 34(2)(b) Land Registration Act 2002).

20	YIELDING UP

At the End of the Tenancy, the Tenant will:

(a)

(i)	remove all signs and tenant’s fixtures, fittings, furniture and belongings;

(ii)	if and to the extent the Landlord reasonably requires (and, where the Tenancy ends by effluxion of time, the Landlord gives the Tenant at least six months’ written notice of its requirement) remove all additions and alterations made to the Property during the Tenant’s occupation of the Property except that the Landlord will not require the Tenant to do so where the additions and alterations in question have improved the efficiency of the use of energy or water at or the sustainability characteristics of the Property or the Building unless the Landlord considers it reasonable to do so having regard to the Landlord’s intentions in respect of the use or re-letting of the Property or the Building after the End of the Tenancy or the Landlord’s ability to use or re-let the Property or the Building after the End of the Tenancy;

(iii)	make good and reinstate any part of the Property damaged or affected by the removal of the items referred to in clauses 20(a)(i) and 20(a)(ii) to the Landlord’s reasonable satisfaction; and

(b)	return the Property to the Landlord:

(i)	with vacant possession (except to the extent that any permitted undertenant has the right to the statutory continuation of its underlease under the Landlord and Tenant Act 1954);

(ii)	in the state and condition it should be in if the Tenant complies with its covenants and obligations under this Lease;

(iii)	remove any building, structure or any other work for which planning permission or any other consent has been granted for a limited time or on terms making it personal to the Tenant; and

(c)	deliver to the Landlord the then current:

(i)	health and safety files, Environmental Certificates and operation and maintenance manuals; and

(ii)	guarantees, test certificates, reports, assessments, inspection results and service records held by or on behalf of the Tenant in respect of the Property and any Conduits, Facilities, fixtures, fittings, plant and equipment as will remain at the Property;

(d)	at the Landlord’s option, either:

(i)	apply to the Land Registry:

(A)	to close the title of this Lease (if it is registered) and any expired underleases; and

(B)	to remove any notice of this Lease or any expired underleases, arid the rights granted or reserved by them from any registered title of the Landlord and ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and keep the Landlord informed of the progress and completion of its application; or

(ii)	deliver to the Landlord this Lease and any counterpart underleases .and all other title documents relating to the Property and use all reasonable endeavours to help the Landlord to close the title of this Lease (if registered) or any expired underleases and to remove any notice of them and the rights granted or reserved by them from any registered title of the Landlord.

PART FOUR: INSURANCE

21	DEFINITIONS

In this Part the following expressions have the following meanings:

Insurance	insurance arranged with a reputable insurance company or underwriters and through an agency decided by the Landlord and subject to any excesses, exclusions, limitations and conditions required by the insurer or properly negotiated by the Landlord and covering:

(a) the Building (except plate glass within the Units) against the Insured Risks for a sum sufficient to cover the cost of reinstatement assuming total loss including all applicable VAT and ancillary costs (such as demolition, shoring up, site clearance and professional fees) and appropriate allowance for inflation;

(b) Loss of Rent;

(c) third party and public liability for the Building for a sum considered appropriate by the Landlord; and

(d) any matters relating to the Building considered appropriate by the Landlord having regard to the principles of good estate management and not mentioned in this Part or arranged under Part Five.

The Landlord will have the right to retain any commissions paid to it or discount received by it

Insured Risks	(to the extent that insurance against the following risks can be arranged with a reputable insurance office at reasonable cost representing value for money and on reasonable terms but excluding any risks for which insurance is not available at any time in the London insurance market at a reasonable premium) risks of loss or damage by fire, storm, flood, lightning, explosion, aircraft (except hostile aircraft) and other aerial devices, articles dropped from aircraft, riot, civil commotion, malicious damage, impact, bursting and overflowing of water tanks, apparatus and pipes and by any other risks insured by the Landlord

Loss of Rent	the loss of the Principal Rent and Service Charge and applicable VAT for such period (being at least three years) reasonably considered by the Landlord to be enough to complete reinstatement of the Building after total loss and taking into account any likely rent review during that period

Terrorism	an act of terrorism as defined in the Terrorism Act 2000 or such other definition of terrorism as the Landlord’s insurers apply at the time of the relevant act of terrorism

22	INTERPRETATION

Any obligation by the Landlord to reinstate under this Lease does not include an obligation to reinstate tenant’s fixtures and fittings. The Property is not to be treated as unfit for occupation and use under this Lease just because the tenant’s fixtures and fittings have not been reinstated.

23	LANDLORD’S INSURANCE COVENANTS

23.1	The Landlord will take out and keep in force Insurance as far as it is not vitiated by any act, neglect or default of the Tenant or anyone deriving title through the Tenant or anyone at the Property with the express or implied authority of either of them.

23.2	The Landlord will obtain a disapplication of any exclusion for Terrorism activity if and as far as it is able to do so on reasonable commercial terms.

23.3	The Landlord will use reasonable endeavours to make sure that:

(a)	the Tenant’s interest is noted on the Insurance policies for the Building either specifically or generically;

(b)	the insurers agree to waive all rights of subrogation against the Tenant on standard insurers’ terms.

23.4	At the Tenant’s written request (but not more than once in any year), the Landlord will give the Tenant a copy or adequate details of the Insurance policies and evidence that they are in force and details of any commission paid to the Landlord by the insurers.

23.5	The Landlord will give the Tenant adequate details in writing of any material change in the risks covered by the Insurance policies from time to time.

23.6	If the Property (or access to the Property) is destroyed or damaged by any of the Insured Risks then:

(a)	unless:

(i)	payment of the insurance money is refused in whole or in part due to an act or omission of the Tenant or anybody in the Property expressly or impliedly with the Tenant’s authority; and

(ii)	the Tenant fails to pay the amount refused to the Landlord under clause 26.5; and

(b)	subject to the Landlord obtaining any required planning permission or other necessary consents and the necessary labour and materials being and remaining available which the Landlord shall use reasonable endeavours to obtain the Landlord will apply the net proceeds of such insurance (except sums received for Loss of Rent) in carrying out any necessary works of reinstatement as soon as reasonably practicable. The Landlord may reinstate with any changes required to comply with any planning consents or to reflect modern building practice (including any enhanced environmental standards) or otherwise reasonably required by it so long as the accommodation and facilities provided for the Tenant are reasonably equivalent to those granted by this Lease.

24	RENT SUSPENSION

24.1	If:

(a)	the Building is destroyed or so damaged by an Insured Risk that the Property is wholly or partially unfit for occupation and use or inaccessible; and

(b)	the Insurance has not been vitiated or any payment refused due to some act, neglect or default of the Tenant or anyone deriving title through the Tenant or anyone at the Property with the express or implied authority of either of them then the Principal Rent and Service Charge or a fair proportion of them according to the nature and extent of the damage will be suspended until the Property is reinstated and accessible to the extent only that such loss of Principal Rent and Service Charge is recoverable under Insurance against Loss of Rent (or would be so recoverable if the Landlord had fully complied with its insurance obligations at Clause 23)

24.2	Any dispute as to the amount or duration of such suspension of Principal Rent and Service Charge will be referred to arbitration under the Arbitration Act in force at that time. The arbitrator is to be appointed (failing agreement between the parties) by or on behalf of the then President of the Royal Institution of Chartered Surveyors on the application of either party.

25	OPTIONS TO END THE TENANCY

25.1	If the Building is destroyed or damaged by an Insured Risk and the Property has not been reinstated and made accessible by the date seven months before the end of the period for which the Landlord has taken out Insurance against Loss of Rent, then the Tenancy may be ended by the Landlord or the Tenant giving to the other (but only before completion of such reinstatement) at least six months’ written notice. This notice must end on or after the expiry of the period for which the Landlord has taken out Insurance against Loss of Rent.

25.2	If the Property is reinstated and made accessible by the date any notice served by the Tenant under clause 25.1 expires, the Tenancy will not end.

25.3	If the Tenant still owes any money due to the Landlord under clause 26 by the date any notice served by the Tenant under clause 25.1 expires, then (unless the Landlord waives the operation of this clause 25.3 by giving written notice to the Tenant before that date) the Tenancy will not end.

25.4	If the Tenancy is ended under this clause:

(a)	it will be without prejudice to any outstanding liabilities of any party to any other party;

(b)	the Landlord will be entitled to keep all unspent insurance money received or receivable under the Insurance policies for its own benefit.

26	TENANT’S INSURANCE COVENANTS

26.1	The Tenant will pay the Landlord on demand:

(a)	all premiums (at reasonably competitive rates) and other expenses reasonably incurred by the Landlord in placing and keeping in force Insurance against Loss of Rent attributable to the Property;

(b)	a fair share of all premiums (at reasonably competitive rates) and other expenses (including valuation fees) reasonably incurred by the Landlord in placing and keeping in force other Insurance, such share to be decided by the Landlord and as far as practicable (subject to any special weightings applicable to the Property) to represent the proportion that the floor area of the Property bears to the total floor area from time to time of all Units;

(c)	a fair and reasonable proportion of any tax charged on the Insurance premiums;

(d)	a fair and reasonable proportion of the costs the Landlord reasonably incurs in preparing and settling any insurance claim.

26.2	The Tenant will:

(a)	disclose all material information from time to time;

(b)	comply with the insurer’s requirements and recommendations relating to the Property of which the Tenant is or should reasonable be aware;

(c)	not do or omit to do anything that may make any Insurance policy void or voidable in whole or in part or increase the premium for any policy but if, due to a breach of this condition, a premium is increased, then the Tenant will immediately on demand pay the Landlord the whole of the increase.

26.3	The Tenant will provide and maintain any fire-alarm and equipment to prevent and fight fires on the Property required by the insurer or an Authority.

26.4	The Tenant will immediately notify the Landlord of any loss or damage relating to the Property and of any other event that may affect or give rise to a claim under an Insurance policy.

26.5	The Tenant will immediately on demand pay the Landlord an amount equal to all money that cannot be recovered under an Insurance policy due to the act or omission of the Tenant or any person in the Property expressly or impliedly with the Tenant’s authority. The Tenant will also pay a fair share (decided as set out in clause 26.1) of all money that cannot be recovered under an Insurance policy due to:

(a)	a condition of the policy; or

(b)	the imposition by the insurer or the reasonable acceptance by the Landlord of an obligation to bear part of an insured loss (commonly called an excess).

26.6	The Tenant will not take out any insurance equivalent to the Insurance. If it does so in breach of this covenant, it will pay the Landlord all money received under that insurance.

26.7	If the Landlord has served a Rebuilding Notice under clause 27.2, the Tenant will immediately on demand pay the Landlord a fair share (decided as set out in clause 26.1) of an amount equal to what would have been deducted or disallowed by the insurer under an excess provision in the Insurance policy had it covered the Uninsured Damage.

27	UNINSURED DAMAGE

27.1	If the Property or the Building suffers Uninsured Damage so that the Property is wholly or partially unfit for occupation and use or inaccessible, the Landlord may give the Tenant notice under clause 27.2 unless either:

(a)	the Tenant has given a notice in accordance with clause 27.6; or

(b)	the Uninsured Damage has been made good.

27.2	The notice referred to in clause 27.1 is either:

(a)	that the Landlord intends to reinstate the Property and means of access at its own cost (a “Rebuilding Notice”); or

(b)	to end the Tenancy (a “Landlord’s Termination Notice”).

27.3	If the Landlord gives a Rebuilding Notice:

(a)	the Landlord will (subject to obtaining all necessary planning and other consents, licences and approvals) do any necessary work of reinstatement to the premises referred to in the Rebuilding Notice at its own cost as soon as reasonably practicable;

(b)	the Landlord may reinstate with any changes required to comply with any planning consents or to reflect modern building practice or otherwise reasonably required by it, so long as the accommodation and facilities provided for the Tenant are reasonably equivalent to those granted by this Lease.

27.4	With effect from the date of the damage or destruction by the Uninsured Damage so that the Property is wholly or partially unfit for occupation and use or inaccessible, clause 24 will apply to the relevant Uninsured Damage as if the words “to the extent only that such loss of Principal Rent and Service Charge is recoverable under Insurance against Loss of Rent” were deleted.

27.5	The Landlord may give the Tenant notice to end the Tenancy (a “Landlord’s Frustration Notice”) if, at any time after giving a Rebuilding Notice, reinstatement of the Uninsured Damage to the premises referred to in the Rebuilding Notice or any other part or parts of the Building is made impossible by causes beyond the Landlord’s control.

27.6	At any time during the period starting 12 months after the date the Property suffers Uninsured Damage so that the Property is wholly or partially unfit for occupation and use or inaccessible and ending 18 months after the date the Property suffers such Uninsured Damage, the Tenant may give the Landlord notice to end the Tenancy (a “Tenant’s Termination Notice”) unless either:

(a)	the Landlord has given a notice in accordance with clause 27.1; or

(b)	the Uninsured Damage has been made good.

27.7	On giving a Landlord’s Termination Notice, a Landlord’s Frustration Notice or a Tenant’s Termination Notice, the Tenancy will end. This will not affect any outstanding liabilities of any party to any other party but the Tenant will not be liable to repair the Property as a result of the damage by the Uninsured Damage.

27.8	If the Landlord gives a Rebuilding Notice but the Property is not fit for occupation and use and accessible within three years of the date of the Rebuilding Notice, the Tenant may give the Landlord at least three months’ notice to end the Tenancy.

27.9	On expiry of the notice referred to in clause 27.8, the Tenancy will end. This will not affect any outstanding liabilities of any party to any other party unless the Property has been made fit for occupation and use and accessible before the expiry of the notice. In this case, the notice will have no effect.

27.10	If the Tenancy ends under this clause 27, the Landlord will be entitled to keep all insurance money received or receivable under any Insurance policies for its own benefit.

27.11	Any dispute as to whether damage is Uninsured Damage will be referred to arbitration under the Arbitration Act then in force. The arbitrator will be appointed (failing agreement between the parties) by or on behalf of the then President of the Royal Institution of Chartered Surveyors on the application of either party.

PART FIVE: SERVICE CHARGE

28	SERVICES

In this Part “Services” are those services appropriate to the management, full maintenance and enjoyment of the Building including:

(a)	the inspection, testing, servicing, repair and maintenance of the Retained Property (including replacement where appropriate);

(b)	the cleaning and lighting of the Retained Property and the external surface of the windows of the Property;

(c)	refuse disposal and/or waste management services and/or recycling initiatives;

(d)	the decoration of the outside of the Building and the decoration and furnishing of the Retained Property;

(e)	provision and maintenance of decorative features (such as flowers and seasonal decorations;

(f)	the operation of all Facilities required by an Authority or by a Legal Obligation and any other Facilities provided by the Landlord;

(g)	the provision of any further and improved Facilities:

(i)	required by an Authority or by a Legal Obligation; or

(ii)	for the greater benefit of people using the Building; or

(iii)	for the more efficient management of the Building; or

(iv)	for the more efficient environmental performance of the Building;

(h)	the carrying out of such work and the taking of any other appropriate action to comply with the lawful requirements or recommendations of an insurer or an Authority or to comply with a Legal Obligation;

(i)	the control of access and security;

(j)	the preparation of Regulations;

(k)	the insurance of plant and equipment and of the furnishings and contents of the Retained Property and any other insurance relating to the management of the Building as the Landlord considers appropriate;

(l)	advertising and promotion;

(m)	the illumination of the Building;

(n)	the provision of any other services, facilities or works properly deemed desirable or necessary by the Landlord in its reasonable discretion:

(i)	for the benefit of the Building; or

(ii)	for the benefit of the tenants or occupiers of or of visitors to the Building; or

(iii)	for securing or enhancing any amenity of or within the Building; or

(iv)	in the interests of good estate management; or

(v)	in the interests of environmentally responsible estate management.

The generality of this paragraph will not be restricted by any other provision in this Part.

29	SERVICE COSTS

In this Part “Service Costs” means the total cost of:

(a)	all rates, taxes, charges, assessments and outgoings due for all or any part of the Retained Property or for the whole Building (as distinct from any Units);

(b)	gas, electricity, oil and other fuel or energy supplies for providing the Services or otherwise used in the Retained Property;

(c)	a fair and reasonable proportion of the Energy Levy as reasonably determined by the Landlord;

(d)	employing or arranging for the employment of a facilities team for the Building and other staff to provide the Services, including all related costs such as:

(i)	insurance, pension and welfare contributions;

(ii)	the provision of clothing, tools and equipment; and

(iii)	a fair and reasonable proportion of a notional rent for any residential or other accommodation occupied by staff for the provision of the Services (whether or not belonging to the Landlord);

(e)	providing, inspecting, testing, servicing, repairing, maintaining and renewing any equipment, materials and supplies required to provide the Services (including replacement where appropriate);

(f)	all maintenance and other contracts entered into relating to the provision of the Services;

(g)	all contributions to the cost of providing, maintaining, repairing, testing, servicing, operating and renewing roads, walls, structures, Conduits, Facilities and other things common to or used in common between the Building and other property (including replacement where appropriate);

(h)	complying with or contesting any Authority’s requirements or proposals relating to the whole Building (as distinct from any Units);

(i)	obtaining environmental audits for the Building (but no more frequently than once in any three year period);

(j)	commitment fees, interest and any other cost of borrowing money where necessary to finance the Service Costs;

(k)	the reasonable fees of managing agents used by the Landlord in relation to:

(i)	the management of the Building;

(ii)	the provision of the Services; and

(iii)	the collection and administration of service charge due from tenants and occupiers of the Building (or, where this is carried out by the Landlord, a reasonable charge by the Landlord for doing so);

(l)	preparing and auditing accounts for the Service Charge (whether carried out by the Landlord or by its agents or accountants);

(m)	obtaining any professional advice required in relation to the management of the Building and the provision of the Services;

(n)	VAT (or other tax) where chargeable on any of the Service Costs;

(o)	all other costs, charges, expenses and outgoings relating to the provision of the Services so as to recover their total cost; and

(p)	any provision for anticipated future expenditure relating to the Services as is appropriate in the Landlord’s reasonable opinion having regard to the principles of good estate management.

30	PROVISION OF SERVICES

30.1	The Landlord will provide the Services but will have no liability to the Tenant:

(a)	for the interruption of a Service due to inspection, testing, servicing, repair, maintenance, renewal, replacement, alteration or other work (in which event the Landlord will provide the Service again as soon as reasonably practicable);

(b)	for failure to provide a Service due to damage, breakdown, bad weather, fuel or water shortage or any other cause of whatever nature beyond the Landlord’s reasonable control (although the Landlord will then do all it reasonably can to provide the Service again or provide an alternative Service as soon as reasonably practicable);

(c)	for withdrawing or failing to provide any Services (except those relating to the repair, maintenance and decoration of the Building and the Conduits or the supply of water, gas and electricity in it) which the Landlord reasonably considers at the time to be inappropriate.

30.2	The Landlord will administer the Services and the Service Charge in good faith. Unless there are sound reasons for following alternative procedures, the Landlord will have regard to the provisions and recommendations of the Service Charge Code.

30.3	The Landlord will:

(a)	ensure that the Services are provided in a commercial and professional manner;

(b)	ensure that the quality and cost of the Services are appropriate to the Building and are regularly reviewed to ensure that value for money is being achieved;

(c)	promptly advise the Tenant in writing of:

(i)	its policies and procedures relating to the procurement, administration and management of the Services;

(ii)	proposals and other factors of which the Landlord becomes aware that will substantially increase or are likely to result in a significant variation in the actual Service Costs for any Account Period; and

(iii)	a summary of its tender process for any substantial works at the Tenant’s request;

(d)	respond promptly to the Tenant’s reasonable queries and have regard to the Tenant’s reasonable representations about the Services and the Service Costs; and

(e)	ensure that any interest earned on all sums paid on account of the Service Charge (after deduction of bank charges, tax and other appropriate deductions) is credited to the relevant account.

30.4	In providing the Services, the Landlord will be entitled to have regard to environmental impact, the efficiency of the use of energy and water and sustainability issues.

31	SERVICE CHARGE

31.1	In this Part the following expressions have the following meanings:

Account Date	31 March in each year or any other date in each year reasonably decided by the Landlord

Account Period	the period from and excluding one Account Date up to and including the next Account Date

Account Statement	a statement which is properly certified by a chartered surveyor or chartered accountant (and, if free of obvious error, to be accepted by the Tenant as conclusive subject to the Tenant’s right to reasonably challenge the Total Charge by referring the matter to alternative dispute resolution in which event each party will bear its own costs) showing:

	(a)	the Total Charge for the relevant Account Period;

	(b)	the Due Proportion;

	(c)	the Service Charge;

	(d)	all sums received on account of the Service Charge for the relevant Account Period; and

	(e)	any balance of the Service Charge due from the Tenant or refund due to the Tenant and which will:

	(f)	be in a form reasonably consistent from year to year;

	(g)	provide adequate details of and reasons for any material variations against the anticipated Service Costs;

	(h)	be accompanied by a summary providing any other relevant information required by the Service Charge Code

Due Proportion	a fair and reasonable share as conclusively decided by a chartered surveyor or chartered accountant on the Landlord’s behalf

Energy Levy	any taxes levies charges or assessments paid or payable by the Landlord or by a Group Company of the Landlord and/or any credits allowances or permits purchased by the Landlord or by a Group Company of the Landlord in each case relating to the consumption of energy or emission of greenhouse gases by or from the business of the Landlord and/or any Group Company of the Landlord from time to time

Relevant Date	the date of this Lease or (if earlier) the date the Tenant occupied the Property or the date of the End of the Tenancy

Service Charge	the Due Proportion of the Total Charge

Service Charge Code	the RICS Code of Practice “Service Charges in Commercial Property” which came into effect on 1 April 2007

Total Charge	the total of all Service Costs during an Account Period (net of any receipts from insurers, the Tenant or other occupiers of the Building or third parties (except by way of a service charge)) which are properly applicable towards payment of such Service Costs, even though the benefit of any of the Services may be enjoyed substantially after the End of the Tenancy if the Services are provided in good faith by the Landlord and generally benefit the tenants or a section of the tenants in the Building but excluding:

	(i)	costs in connection with the initial provision of items reasonably considered to be part of the original design and construction of the fabric, plant and equipment of the Building;

	(j)	costs of improvements to the fabric, plant and equipment of the Building unless this is the most reasonable course of action for the benefit of tenants and occupiers of the Building (and in assessing that the Landlord is entitled to take account of the environmental impact of, efficiency of the use of energy and water at and sustainability characteristics of the Building);

	(k)	costs relating to the future redevelopment of the Building;

	(l)	costs arising directly from any failure of the Landlord or its managing agent to use reasonable skill and care in the management of the Services and of the Service Costs;

	(m)	costs relating to any Unit which is unlet or any shortfall in the costs of providing the Services to a Unit for which the Landlord has agreed a special concession (which is not a properly constituted weighting formula); and

	(n)	costs relating to matters between the Landlord and an individual occupier of the Building including enforcement of covenants against that occupier, letting of a Unit, consents required under the relevant lease or rent reviews under the relevant lease

31.2	On and with effect from the date of this Lease (or with effect from the date the Tenant occupied the Property if earlier) and on each Rent Payment Date during the Tenancy, the Tenant will pay the Landlord such sum on account of the Service Charge as the Landlord reasonably demands having regard to actual and anticipated Service Costs.

31.3	At least one month before the start of each Account Period, the Landlord will give the Tenant:

(a)	a statement of the anticipated Service Costs for that Account Period;

(b)	an explanatory commentary where appropriate; and

(c)	a statement of the estimated Service Charge for that Account Period.

31.4	Approximately six months after the start of each Account Period, the Landlord will review and, if necessary, revise the statement of the anticipated Service Costs for that Account Period. The Landlord will inform the Tenant if the revised figure exceeds the original estimate by more than 5%.

31.5	As soon as practicable after an Account Date (and no later than four months after the Account Date unless for reasons beyond the Landlord’s control), the Landlord will give the Tenant an Account Statement for the Account Period ending on that Account Date and:

(a)	if the Account Statement shows that a balance of the Service Charge is due from the Tenant, the Tenant will pay the balance to the Landlord within 14 days of receiving the Account Statement;

(b)	if the Account Statement shows that a refund is due to the Tenant, the refund will:

(i)	during the Tenancy be offset against future payments for the Service Charge; and

(ii)	after the End of the Tenancy be offset against any other money due from the Tenant to the Landlord and any balance paid to the Tenant.

31.6	If any element of the Service Costs relates to any Energy Levy and if the Landlord or any group undertaking (as defined in section 1161(5) Companies Act 2006) of the Landlord receives any rebate or repayment that relates to any Energy Levy (a “Rebate”) during the Tenancy, the Landlord will offset a fair and reasonable proportion (as reasonably determined by the Landlord) of the Rebate against the Service Costs for the Account Period current at the time the Rebate is received. If the Landlord or any group undertaking (as defined in section 1161(5) Companies Act 2006) of the Landlord receives a Rebate after the End of the Tenancy, the Landlord will offset a fair and reasonable proportion (as reasonably determined by the Landlord) of the Rebate against any other money due from the Tenant to the Landlord and any balance will be paid to the Tenant.

31.7	If the Relevant Date does not coincide with the start or end of an Account Period, then the Service Charge for the initial or final partial Account Period will be that proportion of the Service Charge which relates to the period starting on the Relevant Date apportioned on a daily basis according to the number of days in the whole of the relevant Account Period.

31.8	The Landlord will:

(a)	allow the Tenant a reasonable period (being no more than four months) from the date of issue of the Account Statement in which to raise enquiries in respect of the Account Statement;

(b)	respond promptly and efficiently to any reasonable enquiries raised by the Tenant; and

(c)	make all supporting documents available for inspection upon request.

31.9	The Tenant will:

(a)	co-operate fully with the Landlord and its managing agents to allow the Landlord to administer the Service Charge in accordance with this Part Five;

(b)	respond promptly and efficiently to any reasonable enquiries raised by the Landlord; and

(c)	follow all procedures reasonably required by the Landlord to maintain and promote the quality, economic effectiveness, environmental impact and energy and water efficiency of the Services.

31.10	This clause will still apply after the End of the Tenancy.

31.11	The Tenant’s Service Charge liability shall be capped for each Account Period as follows:-

(a)	for the period from and including the Term Start Date to and including the 31 March 2013 (the “First Account Period”) to a maximum of £XXXXXX per annum (the “Base Figure”) exclusive of VAT to be apportioned on a pro rata daily basis;

(b)	for each of the following Account Periods the maximum liability (exclusive of VAT) shall be calculated in accordance with the following formula:

Base Figure x A
B

where “A” = the Index figure last published before the date of each respective anniversary of the Term Start Date and “B” =the Index figure last published before the Term Start Date EXCEPT where A is less than B then the maximum liability shall be the higher of (i) the Base Figure and (ii) the maximum liability for the preceding Account Period

31.12	For the purposes of clause 31.11 the “Index” shall mean the general index of retail prices (all items) maintained by the Central Statistical Office (or by any government department or other body upon which the duties in connection with such index shall have devolved) Provided that in the event of:-

(a)	Any change after the date hereof in the reference base used to compile the Index the figure taken to be shown is the figure which would have been shown in the Index if the reference base current at the date hereof had been retained; or

(b)	It becomes impossible by reason of any change after the date hereof in the method used to compile the Index or the Index being abolished or for any other reason whatsoever to apply the Index for the purposes herein contemplated and the parties are unable to agree an alternative index then the matter in dispute will be referred to arbitration under the Arbitration Act in forct;J at that time. The arbitrator is to be appointed (failing agreement between the parties) by or on behalf of the then President of the Royal Institution of Chartered Surveyors on the application of either party.

31.13	For the avoidance of doubt VAT is payable by the Tenant on and in addition to the Service Charge (including without limitation on the maximum liability calculated in accordance with clause 31.11).

31.14	It is agreed and declared by the Landlord and the Tenant that the service charge cap referred to at clause 31.11 is only intended to apply during the Term and as such shall not apply to, or be taken account of, in relation to any period of holding over or renewal of this Lease, whether such renewal or holding over occurs under the provisions of statute or otherwise.

PART SIX: ENVIRONMENTAL CERTIFICATES, ENERGY, WATER AND CARBON REDUCTION CO-OPERATION

32	CO-OPERATION- EPCS

Tenant to co-operate with Landlord

32.1	The Tenant will co-operate with the Landlord if the Landlord wishes to obtain an EPC or DEC for the Building. This will include allowing the Landlord’s energy assessor, at reasonable times and on reasonable notice, to inspect, measure and test the Property and the materials, Conduits, Facilities, plant, equipment and fixtures and fittings there.

Landlord to co-operate with Tenant

32.2	The Tenant will give the Landlord at least five working days’ notice before commissioning an EPC or DEC for the Property.

32.3	If the Landlord gives the Tenant an EPC or DEC sufficient for the Tenant to fulfil a Legal Obligation that requires an EPC or DEC by the end of the notice period in clause 32.2 the Tenant will not commission an EPC or DEC without the Landlord’s prior written consent.

32.4	The Landlord will, at the Tenant’s cost, co-operate with the Tenant if the Tenant commissions an EPC or DEC with the Landlord’s consent in accordance with 32.3. This will include allowing the Tenant’s energy assessor to enter appropriate parts of the Shared Areas if it complies with the conditions of paragraph (b) of Schedule 1.

32.5	If the Tenant commissions an EPC or DEC, the Tenant will promptly, but in any event before the EPC or DEC is produced, give its energy assessor any drawings, specifications or other information provided by the Landlord for that purpose.

33	MUTUAL CO-OPERATION AS TO ENVIRONMENTAL MATTERS

33.1	The Landlord will:

(a)	as soon as reasonably practicable provide copies of any relevant drawings, specifications and other information held by the Landlord that the Tenant reasonably asks for relating to the efficiency of the use of energy or water, sustainability characteristics and waste management statistics at and of the Shared Areas; and

(b)	at the Tenant’s cost co-operate in a reasonable way with any reasonable and cost effective request by the Tenant to implement any energy-saving or carbon- reduction initiative relating to the Tenant’s use of the Property. This does not apply if the initiative would result in a breach of the Tenant’s covenants in this Lease.

33.2	The Tenant will:

(a)	as soon as reasonably practicable provide copies of any relevant drawings, specifications and other information held by the Tenant that the Landlord reasonably asks for relating to the efficiency of the use of energy or water, sustainability characteristics and waste management statistics at or of the Property; and

(b)	co-operate in a reasonable way with any reasonable and cost effective energy saving or carbon reduction initiative relating to the Building that the Landlord decides to implement.

33.3	If either the Landlord or the Tenant commissions an EPC or DEC relating to the Building or the Property (as the case may be) they will within 14 days of receiving the completed EPC or DEC give the other a copy of it and the drawings, specifications and other information on which it is based. This does not apply if, in the case of an EPC or DEC commissioned by the Tenant, the drawings, specifications and other information in question were provided by the Landlord.

PART SEVEN: FORFEITURE

34	RE-ENTRY

At any time after any of the following events, the Landlord may re-enter the Property. The Tenancy will then end (but without affecting the Landlord’s rights and remedies for any prior claim or breach of covenant). The events are:

(a)	if any Rent remains unpaid 21 days after it is due (whether formally demanded or not);

(b)	if the Tenant or Guarantor does not comply with any of the material covenants and conditions in this Lease;

(c)	if any execution or distress is levied on any goods on the Property; or

(d)	if the Tenant or the Guarantor:

(i)	is a company and makes a return or reduction of capital or is struck off the register of companies or dissolved or ceases to exist for any other reason; or

(ii)	becomes Insolvent; or

(iii)	suffers equivalent proceedings or events to those set out in this clause outside England and Wales; or

(iv)	has an order made or proceedings raised against it that constitute main proceedings in any member state of the European Union.

PART EIGHT: GUARANTEE

35	GUARANTOR’S COVENANT

35.1	In consideration of this Lease having been granted at its request, the Guarantor covenants with the Landlord as a primary obligation (for the benefit of the Landlord and of the persons entitled from time to time to the Reversion without the need for any express assignment) that:

(a)	the Tenant will:

(i)	pay the Rents as and when specified in this Lease; and

(ii)	duly observe and perform all the Tenant’s covenants of this Lease in both cases until the End of the Tenancy or (if sooner) completion of an assignment of this Lease (except an excluded assignment within the meaning of section 11(1) 1995 Act);

(b)	the Tenant will duly observe and perform all the Tenant’s covenants under any authorised guarantee agreement within the meaning of section 16 1995 Act entered into by the Tenant;

(c)	if the Tenant fails to comply with any of the obligations referred to in clauses 35.1(a) or (b), the Guarantor will:

(i)	comply with those obligations; and

(ii)	pay and make good to the Landlord on demand on a full indemnity basis all losses, damages, costs and expenses arising from such default or incurred by the Landlord.

35.2	The Guarantor’s liability under this Lease will not be affected in any way by:

(a)	any neglect or forbearance of the Landlord in enforcing payment of the Rents or observance or performance of the covenants and provisions of this Lease or any authorised guarantee agreement entered into by the Tenant;

(b)	any extra time or other concession given by the Landlord to the Tenant;

(c)	any refusal by the Landlord to accept the Principal Rent from the Tenant following a breach of covenant by the Tenant;

(d)	this Lease being disclaimed;

(e)	the Tenant (being a corporation) being dissolved or ceasing to exist or suffering any legal limitation and/or immunity or incapacity;

(f)	a surrender of part of the Property (except that the Guarantor will have no liability in relation to the surrendered part for any period after the date of surrender);

(g)	any variation of this Lease or any authorised guarantee agreement entered into by the Tenant (but subject to section 18 1995 Act);

(h)	any change in the constitution or powers of the Tenant, the Guarantor or the Landlord;

(i)	the Tenant or the Guarantor being Insolvent;

(j)	anything else by which, but for this provision, the Guarantor would be released.

35.3	The Guarantor waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy that may be available to the Landlord before proceeding against the Guarantor.

35.4	The Guarantor covenants with the Landlord that:

(a)	it will not claim in any insolvency of the Tenant incompetition with the Landlord;

(b)	it will hold all security and rights that it may have over the Tenant’s assets for the benefit of the Landlord as security for the Tenant’s liabilities.

35.5	The Guarantor will not be entitled to participate in or be subrogated to any security held by the Landlord for the Tenant’s obligations or otherwise to stand in the place of the Landlord in respect of such security.

35.6	If:

(a)	the Tenancy is ended under clause 34; or

(b)	a liquidator or trustee in bankruptcy disclaims or surrenders this Lease; or

(c)	the Tenant (being a company or limited liability partnership or other corporation) is struck off the relevant register or ceases to exist for any other reason then the Guarantor will, if so required upon written notice from the Landlord given within six months of the Landlord becoming aware of the relevant event, accept from, execute and deliver to the Landlord at the Guarantor’s cost a new lease of the Property. The new lease will be for a term equal to the then unexpired portion of the Term at the Principal Rent then payable under this Lease. The new lease will contain the same covenants and terms (with changes where appropriate) including any rent reviews as in this Lease (without, however, requiring any other person to act as guarantor). It will take effect from the date of the relevant event.

36	GUARANTEE ON ASSIGNMENT OR UNDERLETTING

36.1	If a guarantor for an assignee is required, the guarantor will covenant with the Landlord as if it were the Guarantor except that:

(a)	the guarantee will take effect only from the date of the assignment; and

(b)	the word “Assignee” is substituted for “Tenant”.

36.2	If a guarantor for an undertenant is required, the guarantor will covenant with the Landlord as if it were the Guarantor (with changes where appropriate) but the provisions relating to disclaimer of this Lease will not apply.

37	NEW GUARANTOR

If any person who enters into covenants with the Landlord in accordance with this Part Eight dies or makes a return or reduction of capital or is dissolved or becomes Insolvent, the Tenant will give notice of the event to the Landlord within 14 days of it happening. If required by the Landlord, the Tenant will arrange within 28 days of such requirement for some other person acceptable to the Landlord (acting reasonably) to covenant by deed with the Landlord in the terms (with changes where appropriate) of clause 35.

38	FURTHER LEASES

The Guarantor will enter into any further lease of the Property granted by the Landlord to the Tenant under the 1954 Act or otherwise in order to guarantee the Tenant’s obligations under that lease. The guarantee will be on terms identical to the terms of the guarantee in this Lease or on such other terms as the Landlord may reasonably require.

PART NINE: MISCELLANEOUS PROVISIONS

39	NO PLANNING ASSURANCE

39.1	The Landlord gives no assurance that the Property may lawfully be used for any purpose permitted by this Lease.

39.2	If the use permitted by this Lease is not authorised under the Planning Acts, the Tenant will remain bound by the restrictions on use contained in this Lease without being entitled to any compensation or relief.

40	EASEMENTS

Section 62 Law of Property Act 1925 does not apply to this Lease. Nothing contained or implied in this Lease operates expressly or implicitly to confer on or grant to the Tenant any easement, right, privilege, liberty or advantage except those expressly granted by this Lease.

41	COVENANTS

41.1	This Lease does not give the Tenant the benefit of or the right to enforce or prevent the release or modification of any covenant, agreement or condition relating to other property.

41.2	Each covenant in this Lease by the Tenant remains in full force at law and in equity despite any waiver or release, temporary or permanent, revocable or irrevocable, of any other covenants in this Lease or of any covenant affecting other property.

42	LIABILITY

The Landlord is not responsible (as far as it is lawful to exclude such responsibility) for any accident, injury, loss or damage:

(a)	to the Tenant or to anyone in the Building with the Tenant’s express or implied authority or to its or their property;

(b)	due to any act, neglect or default of any other tenant of the Landlord or any officer, employee or agent of the Landlord or of any other person in the Building.

43	COMPENSATION

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Property or otherwise is excluded to the extent that the law allows.

44	DATA PROTECTION ACT 1998

For the purposes of the Data Protection Act 1998 or otherwise, the Tenant and the Guarantor (if any):

(a)	acknowledge that information relating to this Lease will be held on computer and other filing systems by the Landlord or the Landlord’s managing agent (if any) for general administration and/or enforcement of this Lease;

(b)	agree to such information being used for such purposes and being disclosed to third parties so far only as is necessary in connection with:

(i)	the management of the Landlord’s interest in the insurance and/or maintenance of the Property;

(ii)	checking the creditworthiness of the Tenant and the Guarantor; or

(iii)	the disposal or sub-letting of the Property.

45	NOTICES

Section 196 Law of Property Act 1925 applies to any notices required or authorised to be given under this Lease. While the Property forms part of The Crown Estate, any notice to be given to the Landlord under this Lease must be addressed so as to be delivered to the Commissioners at their office at the time of giving the notice.

46	JURISDICTION

46.1	This Lease is governed by and is to be construed in all respects in accordance with English law.

47	LIMITATION OF LIABILITY

The Landlord will not be liable to the Tenant for the consequences of any failure by the Tenant to register or note at the Land Registry:

(a)	this Lease where required by the Land Registration Act 2002;

(b)	any of the rights granted or reserved by this Lease at the Land Registry either by notice or by way of caution against first registration, whichever is appropriate.

48	EXCLUSION OF SECURITY OF TENURE

48.1	The Landlord and the Tenant agree that sections 24 to 28 Landlord and Tenant Act 1954 do not apply to this Lease.

48.2	Before the Tenant entered into this Lease or (if earlier) became contractually bound to do so, a notice in the form or substantially in the form set out in Schedule 1 Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 was duly served on the Tenant.

48.3	Before the Tenant entered into this Lease or (if earlier) became contractually bound to do so, either the Tenant or a person duly authorised by the Tenant to do so made a statutory declaration in the form or substantially in the form set out in Schedule 2 Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

48.4	The Landlord and the Tenant agree that sections 24 to 28 Landlord and Tenant Act 1954 do not apply to the lease (the “AGA Lease”) which the Tenant may be obliged to take under an authorised guarantee agreement entered into under clause 11.4 of this Lease.

48.5	Before the Tenant became contractually bound to enter into the AGA Lease, a notice in the form or substantially in the form set out in Schedule 1 Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 was duly served on the Tenant.

48.6	Before the Tenant became contractually bound to enter into the AGA Lease, either the Tenant or a person duly authorised by the Tenant to do so made a statutory declaration in the form or substantially in the form set out in Schedule 2 Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

48.7	There is no agreement for lease to which this Lease gives effect.

49	BREAK CLAUSE

49.1	If the Tenant wishes to end the Tenancy on the Break Date and gives the Landlord at least six months’ written notice ending on the Break Date then, subject to the pre- conditions in clause 49.2, when the notice expires, the Tenancy will end although this will not affect the Landlord’s rights and remedies for any prior claim or breach of covenant.

49.2	The pre-conditions are that:

(a)	the Tenant has paid all of the Principal Rent and any VAT in respect of it which was due to have been paid;

(b)	the Tenant gives up occupation of the whole of the Property on the Break Date; and

(c)	there are no continuing underleases or other rights of occupation affecting the Property on the Break Date.

49.3	The Landlord may waive any of the pre-conditions set out in clause 49.2 at any time on or before the Break Date by written notice to the Tenant.

49.4	Within 14 days of the Tenancy ending in accordance with this Clause 49 the Landlord shall refund to the Tenant any Principal Rent that the Landlord has received from the Tenant that relates to any period following the Break Date.

This Lease is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this Lease.

Schedule 1

The Tenant and those deriving title through or otherwise authorised by the Tenant will have the following rights in common with others during the Tenancy (subject always to complying with the Regulations):

(a)	the right of access to and from the Property on foot through the Shared Areas and the right otherwise to use the Shared Areas for the purposes for which they are intended;

(b)	the right to enter those parts of the Shared Areas as are necessary to enable the Tenant to produce an Environmental Certificate relating to the Property if the Tenant complies or procures compliance with the following conditions:

(i)	the Tenant will give the Landlord at least two days’ written notice of an intention to exercise this right;

(ii)	the Tenant will comply with any reasonable conditions notified to it by the Landlord including an obligation to make good and reinstate any part of the Building damaged or affected by the exercise of this right to the Landlord’s reasonable satisfaction;

(iii)	the Tenant must cause as little interference and disturbance as reasonably possible and leave the relevant area as quickly as reasonably practicable and make good any damage caused;

(c)	The Tenant’s access to or from the Property outside the Business Hours is subject to the following conditions:

(i)	the Tenant will use only those parts of the Shared Areas as the Landlord reasonably designates from time to time;

(ii)	the right applies only to the Tenant’s staff and to visitors accompanied at all times by the Tenant’s staff;

(iii)	the Tenant will make sure that the doors to the Building are locked when its staff or visitors enter or leave;

(iv)	the Landlord does not have to provide all of the Services (as defined in Part Five) normally provided during Business Hours including central heating, air conditioning, a lift service or security staff; and

(v)	the Tenant will pay the Landlord within 14 days of receiving of a written demand the whole or, if appropriate, a fair proportion of any Service Costs (as defined in Part Five) arising from making use of the right and any additional security requirements such as additional key fobs relating to the access outside the Business Hours shall be at the Tenant’s cost;

(d)	the right (subject to the regulations of any appropriate Authority) to connect into and use Conduits for the supply of services and for drainage which are made available by the Landlord for connection to the Property and the Units if the
Tenant	complies or procures compliance with the following conditions:

(i)	the Tenant will allow the Landlord to fit such metering or sub-metering equipment reasonably required by the Landlord as part of the Tenant’s connection works;

(ii)	where possible and if requested to do so by the Landlord the Tenant will enter into a direct supply agreement with the utility provider relating to the supply in question;

(e)	the right to display the Tenant’s name on the Ground Floor tenant board and Third Floor in house style.

Schedule 2

Reservations

The following rights are reserved to the Landlord and persons authorised by the Landlord:

(a)	the right to the free and uninterrupted passage and running of water, drainage, gas, electricity, communication and other services by any Conduit or Facility now or after the date of this Lease on, under or through the Property;

(b)	the right to upon reasonable prior notice (save in emergency):

(i)	inspect the Property to find out whether the Tenant is complying with this Lease or to view its state and condition or to make surveys, schedules or inventories or to show the Property to possible tenants or purchasers;

(ii)	inspect and carry out cleaning, decoration, maintenance, repair, renewal, construction, alteration, improvement and demolition and ancillary works to any Adjoining Property or in connection with the provision of Services;

(iii)	connect into, inspect, clean, maintain, test, repair, renew, alter, divert or remove any Conduit or Facility or install any new Conduit or Facility;

(iv)	fit and (where appropriate) update such metering or sub-metering equipment reasonably necessary to enable the supply of water, gas, electricity, phone, heating, cooling, ventilation and other services to or from the Property to be calculated separately;

(c)	the right to enter the Property at all reasonable times after at least two days’ notice (or immediately in an emergency) with tools and equipment (if appropriate):

(i)	for any of the purposes listed in (b) above; or

(ii)	to prepare Environmental Certificates relating to the Building or any part of it; or

(iii)	to gain access to the roof or any balconies or terraces or other outside features at the Building; or

(iv)	for any other reasonable purpose

the person entering causing as little damage and disturbance as reasonably practicable and making good as soon as practicable any damage to the Property so caused;

(d)	the right to enter the Property at any time without notice with tools and equipment (if appropriate) to carry out works after the Tenant’s failure to comply with a notice served under clause 7.8 or 8.7 (without affecting any other remedy available to the Landlord) and also under clause 12;

(e)	the right to do work of cleaning, decoration, maintenance, repair, renewal, construction, alteration, improvement, demolition and redevelopment and ancillary work to any Adjoining Property and otherwise to use in any way any Adjoining Property despite interference with or obstruction of the access of light and air to the Property or temporary interference with or obstruction of any other right granted with or otherwise enjoyed by the Property. So far as practicable, pedestrian access to the Property and water, drainage, gas and electricity services (where applicable) will be maintained at all times during the Business Hours;

(f)	the right to put up reletting notices on suitable parts of the Property during the six months before the End of the Tenancy and notices relating to the disposal or acquisition of any reversionary interest at any time;

(g)	the right to provide fire escape routes through the Property for the benefit of any Adjoining Property but in so doing to cause as little inconvenience as possible to the Tenant;

(h)	the rights of light, air, support, shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any Adjoining Property;

(i)	the right:

(i)	to build. on or into any boundary or party wall of the Property or the Building and to place or lay footings for any intended party structure with such foundations as the Landlord may consider necessary and to keep and maintain such footings and foundations even if it affects the passage of light or air to the Property;

(ii)	to put up scaffolding for repairing, maintaining, cleaning or altering any building now or after the date of this Lease on any Adjoining Property or to exercise any of the rights in this Schedule even though the scaffolding temporarily restricts access to or use and enjoyment of the Property provided that such scaffolding is taken down as soon as is reasonably practicable.

Schedule 3

Regulations

Waste may not be kept at the Property except temporary storage of waste in reasonable quantities in containers specifically approved by the Landlord acting reasonably. Waste will be made available for collection as and when specified from time to time by the Landlord. Waste disposal from the Property will comply with any recycling initiatives specified by the Landlord or any Authority.

2	No sound-amplification equipment may be used so as to be heard outside the Property.

3	Appropriate measures must be taken to prevent water freezing in Conduits within the Property.

4	Fire-escape doors and corridors must not be blocked or used except in emergency or for emergency drills (provided prior notification of the drill is given to the Landlord).

5	Vehicles must be loaded and unloaded only in service areas and at times allowed by the Landlord. Parking in or blocking service areas is not permitted. The Landlord reserves the right to remove or immobilise vehicles that do not comply with this Regulation.

6	The Property must be secured against intrusion when not in use.

7	The Shared Areas must not be blocked.

8	If the Tenant is permitted to use the Shared Areas for moving goods or materials, it must only use soft-wheeled trolleys or trucks that leave no blemish or mark.

SIGNED as a DEED by XENETIC
BIOSCIENCES PLC
acting by the authorised director	Director

In the presence of:	/s/ Veronika Oswald

Witness Signature:	/s/ Oswald

Witness Name:	/s/ Veronika Oswald

Witness Address:	93 Platts Lane London NW3 7NH

Witness Occupation:	Executive PA